                                                                EXHIBIT 3.1 (AF)


                          CERTIFICATE OF INCORPORATION

                                       OF

                               TENNECO SUDAN, INC.

                                    * * * * *

         1. Reduce to The name of the corporation is

                               TENNECO SUDAN, INC.

         2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations my be organized under the General Corporation Law of Delaware.

         4. The total number of shares of Common stock which the corporation shall have authority to issue is two hundred (200) and the par value of each of such shares is Five Dollars ($5.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

         5A. The name and mailing address of each incorporator is as follows:

          NAME                                      MAILING ADDRESS
          ----                                      ---------------
          S. S. Simpson                      100 West Tenth Street
                                             Wilmington, Delaware 19801
          W. J. Reif                         100 West Tenth Street
                                             Wilmington, Delaware 19801
          K.L. Husfelt                       100 West Tenth Street
                                             Wilmington, Delaware 19801

         5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, as follows:

          NAME                                      MAILING ADDRESS
          ----                                      ---------------
          Sydney T. Ellis                    P.O. Box 2511 Houston, Texas 77001
          Tracy S. Park, Jr.                 P.O. Box 2511 Houston, Texas 77001
          Kenneth W. Reese.                  P.O. Box 2511 Houston, Texas 77001
          Wilton E. Scott                    P.O. Box 2511 Houston, Texas 77001

         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.


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         8. Meetings of stockholders may be held within or without the State of
Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         9. The corporation reserves the right to amend, alter, change or repeal. Any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 8th day of June, 1977.

                                              /s/ S.S. Simpson
                                              ----------------------------------
                                                  S.S. Simpson

                                              /s/ W.J. Reif
                                              ----------------------------------
                                                  W.J. Reif

                                              /s/ K.L. Husfelt
                                              ----------------------------------
                                                  K.L. Husfelt

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               TENNECO SUDAN, INC.

                                   ----------

         TENNECO SUDAN, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Company, by Unanimous Written Consent dated November 17, 1986, adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable, the resolution setting forth the proposed amendment is as follows:

                           RESOLVED, that the Certificate of Incorporation of
                  the Company be amended by deleting in its entirety Article 1 thereof, and by inserting in lieu thereof the provision hereinafter set forth so that, as amended, the said Article 1 shall be and read as follows:

                           "1. The name of the corporation is Tenneco Realty
                  Development Holding Corporation."

         SECOND: That thereafter, the said Amendment has been consented to and authorized by the holder of all the issued and outstanding stock entitled to vote thereon by a written Consent given in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware and filed with the Corporation on the 17th day of November, 1986.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said TENNECO SUDAN, INC. has caused this Certificate to be signed by Keith Chunn, Jr., Vice President, General Counsel and Assistant Secretary, and its corporate seal to be hereunto affixed and attested by Karl A. Stewart, as Secretary, this 10th day of December, 1986.

                                        TENNECO SUDAN, INC.


                                        By: /s/ KEITH CHUNN, JR.
                                            ------------------------------------
                                            Keith Chunn, Jr.,
                                            Vice President, General Counsel
                                            and Assistant Secretary

ATTEST:


By: /s/ KARL A. STEWART
    -------------------------------
    Karl A. Stewart, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                 TENNECO REALTY DEVELOPMENT HOLDING CORPORATION

                                   ----------

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is Tenneco Realty Development Holding Corporation.

         2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said
Article 1 the following new Article:

                  "1.  The name of the corporation is:

         Oceanic California Realty Development Holding Corporation."

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware

         Signed and attested to on the 21st day of April, 1988.



                                      /s/
                                      --------------------------------------
                                      President


Attest:

    /s/
------------------------------
                    Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            OCEANIC CALIFORNIA REALTY
                         DEVELOPMENT HOLDING CORPORATION

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is Oceanic California Realty Development Holding Corporation

         2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article 1. thereof and by substituting in lieu of said Article the following new Article:

               "1. The name of this corporation is:

         "CASTLE & COOKE BAKERSFIELD HOLDINGS, INC."

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on the 16th day of November, 1990.

                                              /s/ GLEN T. HIERLMEIER
                                              ---------------------------------
                                              Glen T. Hierlmeier, President



/s/ J. BRETT TIBBITTS
--------------------------------
J. Brett Tibbitts, Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                    CASTLE & COOKE BAKERSFIELD HOLDINGS, INC.



         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is CASTLE & COOKE BAKERSFIELD HOLDINGS, INC.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

                  "1. The name of the corporation is:

                             DELPHINIUM CORPORATION

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         Signed and attested to on this 18th day of March, 1996.



                                                     /s/ PATRICIA A. MCKAY
                                                     ---------------------------
                                                     PATRICIA A. MCKAY
                                                     Vice President

Attest:

/s/ THERESA L. HOOVER
-----------------------
Theresa L. Hoover
Assistant Secretary